Exhibit 10.10

DUKE UNIVERSITY

and

HUMACYTE, INC.

EXCLUSIVE PATENT LICENSE AGREEMENT

EXECUTION COPY

MARCH 14, 2006

Table of Contents

ARTICLE 1 - DEFINITIONS		1

ARTICLE 2 - LICENSE		7
2.01	Patent Rights License	7
2.02	Know-How License	7
2.03	Company to License Third Party Technologies	7
2.04	Right to Sublicense	7
2.05	DUKE's Retention of Certain Rights	8
2.06	No Implied Rights	8
2.07	U.S. Government Rights	8
2.08	Limitations Imposed by Federal Law	8
2.09	Access to DUKE Employee	8

ARTICLE 3 - LICENSE FEE, ROYALTIES AND OTHER FEES		9
3.01	Consideration to DUKE	9
3.02	Application of Payments	11
3.03	Taxes	11
3.04	Timeliness of Payments; Interest	12
3.05	No Multiple Royalties	12
3.06	Payments in US Dollars; Transaction Fees	12
3.07	Mechanics of Payment	12

ARTICLE 4 - DUE DILIGENCE REQUIREMENTS		13
4.01	Diligent Commercialization Effects	13
4.02	Reports and Meetings	14
4.03	SUBLICENSEE or AFFILIATE Performance	14

ARTICLE 5 - REPORTS AND RECORDS		14
5.01	Recordkeeping	14
5.02	Reports	15
5.03	NET SALES Reports	15

ARTICLE 6 - PATENTS		15
6.0 l	Patent Prosecution	15
6.02	Patent Costs	18
6.03	Product Markup	18

ARTICLE 7 - INFRINGEMENT OF THIRD-PARTY RIGHTS		19
7.01	COMPANY Duty to Indemnify DUKE	19
7.02	DUKE'S Obligation to Assist; Expenses of DUKE	19

ARTICLE 8 - INFRINGEMENT OF PATENT RIGHTS BY THIRD PARTIES		20
8.01	Obligation to Inform of Alleged Infringement.	20
8.02	Company Options Upon Knowledge of Alleged Infringement.	20
8.03	Company Enforcement Action	20

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8.04	DUKE Enforcement Action	20
8.05	Duty to Cooperate	21
8.06	Effect of Invalidity of PATENT RIGHTS	21

ARTICLE 9 - GOVERNMENT CLEARANCE, PUBLICATION, EXPORT		21
9.01	Company Responsibility for Government Regulatory Approvals	21
9.02	Publication	22
9.03	Compliance with Export Control Laws	22

ARTICLE 10 - DURATION AND TERMINATION		22
10.01	Term	22
10.02	Termination by COMPANY	22
I 0.03	Termination for Fraud, Willful Misconduct, or Illegal Conduct.	22
I 0.04	Termination for Breach	23
I 0.05	Termination Upon Insolvency Events	23
I 0.06	Continuation of Financial Obligations after Termination	23
I 0.07	Effect of Termination on Sublicenses	23
10.08	General Effect of Termination	24
I 0.09	Return or Destruction of Confidential Information

ARTICLE 11 - CONFIDENTIALITY		24
11.01	Confidentiality Obligation	24
11.02	Marking of Confidential Information; Reduction to Tangible Medium	25
11.03	Disclosure Parties	26
11.04	Confidentiality of Prosecution History	26

ARTICLE 12 - NOTICES		26

ARTICLE 13 - TRANSFER OF DUKE MATERIALS AND KNOW-HOW TO COMPANY.		27

ARTICLE 14 - ASSIGNMENT		27

ARTICLE 15 - INDEMNITY, INSURANCE, REPRESENTATIONS, STATUS		28
15.01	General Indemnification	28
15.02	Insurance	28
15.03	Representations and Warranties of DUKE	29
15.04	No Implied Representations or Warranties	29
15.05	No Agency	30

ARTICLE 16 - USE OF A PARTY'S NAME		30

ARTICLE 17 - SEVERANCE AND WAIVER		31
17.01	Severability	31

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17.02	No Implied Waiver.	31

ARTICLE 18 - TITLES		31

ARTICLE 19-SURVIVAL OF TERMS		31

ARTICLE 20 - GOVERNING LAW		31

ARTICLE 21 - ENTIRE UNDERSTANDING		31

ARTICLE 22 - FORCE MAJEURE		32

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LICENSE AGREEMENT

THIS LICENSE AGREEMENT made and entered into this 14th day of March, 2006 (“EFFECTIVE DATE”), by and between DUKE UNIVERSITY, a nonprofit educational and research institution organized under the laws of North Carolina (“DUKE”), having its principal office at Durham, North Carolina 27708, and Humacyte, Inc., a corporation organized under the laws of North Carolina (“COMPANY”), with its corporate headquarters and principal office at 21 Davis Drive, Suite 140, Durham, NC 27709.

WHEREAS, DUKE owns certain PATENT RIGHTS (as hereinafter defined) relating to the following inventions submitted to the DUKE Office of Licensing and Ventures (collectively, the “INVENTIONS”, and individually, “INVENTION”):

●	[***] and
●	[***]

WHEREAS, DUKE has the right to grant licenses under said PATENT RIGHTS; and

WHEREAS, DUKE desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant licenses to each hereunder; and

WHEREAS, COMPANY desires to obtain licenses under PATENT RIGHTS upon the terms and conditions hereinafter set forth; and

WHEREAS, the INVENTIONS were made with U.S. Government support and, notwithstanding anything to the contrary in this AGREEMENT, the U. S. Government has certain rights in the INVENTIONS under 37 C.F.R. §§ 401 et seq.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

Article 1 — DEFINITIONS

For the purposes of this AGREEMENT, and solely for that purpose, the terms and phrases set forth below and elsewhere in this AGREEMENT in capital letters shall be defined as follows:

1.01 “AFFILIATE” means, with respect to any specified PERSON, any other PERSON that directly or indirectly controls, or is under common control with, or is owned or controlled by, the specified PERSON. For purposes of this definition, (a) “control” means, with respect to any specified PERSON, either (i) the beneficial ownership of fifty percent (50%) or more of the equity securities issued by such PERSON or (ii) the power to direct the management and policies of the specified PERSON through the ownership of voting securities or other equity interests, by contract or otherwise, (b) the terms “controlling,” “control with” and “controlled by,” etc., shall have meanings correlative to the foregoing, and (c) the shareholders, partners, officers, and directors of such PERSON shall be deemed to be AFFILIATES of such PERSON.

1.02 “CONFIDENTIAL INFORMATION” means any and all confidential information of one party disclosed to the other party including, without limitation, (a) [***] and (b) [***].

1.03 “DUKE MATERIALS” shall mean biological and other materials whose composition of matter and/or use are covered by one or more VALID CLAIMS.

1.04 “FIELD OF USE” means all uses.

1.05 “HUMACYTE TRAINING ACTIVITIES” means those activities in which COMPANY personnel educate medical personnel with respect to LICENSED PRODUCTS and/or LICENSED SERVICES in a hospital, clinic, operating room, or similar setting, including the provision of LICENSED PRODUCTS and/or LICENSED SERVICES and the assistance of implanting LICENSED PRODUCTS into patients, all with the goals of introducing LICENSED PRODUCTS and/or LICENSED SERVICES into the marketplace, gaining market acceptance, and penetrating the market. Such activities may be performed for no or discounted remuneration in order to achieve these goals.

1.06 “INVENTOR” means any individual who is identified as an inventor on one or more of the PATENT RIGHTS (in accordance with applicable patent law) and whose contribution as an inventor to such PATENT RIGHTS was made as result of his/her association with DUKE, such that the individual is obligated to assign his/her rights in such PATENT RIGHTS to DUKE.

1.07 “KNOW-HOW” means [***] generated at DUKE prior to the EFFECTIVE DATE by one or more of the appertaining INVENTORS that relates to and is necessary for the practice of PATENT RIGHTS and is not claimed in the PATENT RIGHTS, including [***] generated at DUKE prior to the EFFECTIVE DATE and that relate to and are necessary for the practice of the PATENT RIGHTS, but excluding [***]. Further, KNOW-HOW shall not include [***].

1.08 “LICENSED PRODUCT “ means any product or part thereof which:

1. is covered in whole or in part by any VALID CLAIM in the country in which any such product or part thereof is made, used, sold, or leased; and/or

2. is manufactured by using a process or is employed to practice a process that is covered in whole or in part by a VALID CLAIM in the country in which any LICENSED PROCESS is used or in which such product or part thereof is used, sold, or leased; and/or

3. in its intended use, practices, incorporates, or otherwise utilizes, in whole, or in part, a VALID CLAIM in the country in which any such product or part thereof is made, used, sold, or leased.

1.09 “LICENSED PROCESS” means any process that is covered in whole or in part by a VALID CLAIM. For the purposes of this AGREEMENT, LICENSED PROCESSES shall be deemed to fall within the scope of LICENSED PRODUCTS notwithstanding such process is not literally a “product.”

1.10 “LICENSED SERVICE” means any service provided by COMPANY, COMPANY AFFILIATES, and/or SUBLICENSEES (as the case may be) to a THIRD PARTY that utilizes LICENSED PRODUCTS and/or LICENSED PROCESSES.

1.11 “NET SALES” means:

(a) in the case of LICENSED PRODUCTS, [***]; and

(b) in the case of LICENSED SERVICES, [***];

and each of the above (a) and (b) will be less the following:

(i) [***]

(ii) [***]

(iii) [***]

(iv) [***]

(v) [***] and

(vi) [***].

In the event a LICENSED PRODUCT or LICENSED SERVICE is sold as a COMBINATION PRODUCT (as hereinafter defined) NET SALES of the COMBINATION PRODUCT will be calculated using one of the following methods:

(aa) By multiplying [***]; or

(bb) [***] NET SALES shall be the difference between [***] and [***]; or

(cc) [***] NET SALES will be calculated by multiplying [***] by [***].

Notwithstanding the foregoing (aa), (bb), and (cc) or anything else to the contrary in this AGREEMENT, in no event shall the NET SALES for the purposes of determining RUNNING ROYALTIES due to DUKE on the subject COMBINATION PRODUCT be less than [***] percent ([***]%) of actual NET SALES of the COMBINATION PRODUCT calculated under this definition of NET SALES without regard to (aa), (bb), and/or (cc) above.

For the purposes of this AGREEMENT, “COMBINATION PRODUCT” shall mean any product, process, or service that comprises a LICENSED PRODUCT or LICENSED SERVICE (as the case may be) and other therapeutically or diagnostically active compounds, components and/or processes that are not LICENSED PRODUCTS and/or LICENSED SERVICES (such other therapeutically or diagnostically active compounds, components, and/or processes collectively referred to as “OTHER PRODUCTS”).

No deductions to NET SALES shall be made for [***].

1.12 “PATENT EXPENSES” means all patent-related expenses (including filing and maintenance fees and reasonable fees and expenses of patent counsel) incurred in connection with the PATENT RIGHTS, including reasonable expenses incurred in connection with transferring files to and from COMPANY’s legal counsel in connection with COMPANY’s assuming responsibility for PATENT RIGHTS or transferring some or all of that responsibility back to DUKE.

1.13 “PATENT RIGHTS” means collectively (a) [***] and (b) [***] (hereinafter, the patent applications identified in the preceding (a) and (b) may be referred to individually or collectively as “INITIAL PATENT APPLICATIONS”); (c) all substitutes, continuations, continuations-in-part (but only to the extent that the subject matter of each such continuation-in-part application is described in and enabled by the disclosure of the INITIAL PATENT APPLICATIONS), and divisionals of the foregoing applications; (d) all foreign patent applications corresponding to the foregoing U.S. applications; (hereinafter, the patent applications identified in the preceding (a)—(d) may be referred to individually or collectively as “PATENT APPLICATIONS”); and (e) all U.S. and foreign patents issued or issuing with respect to any of the foregoing applications and all extensions, renewals, reissues thereof (“PATENTS”). Notwithstanding the foregoing, PATENT RIGHTS shall not include those patent applications and/or patents that, during the term of this AGREEMENT, cease to be PATENT RIGHTS pursuant to COMPANY declining to financially support the filing, prosecution, and/or maintenance of the subject patent applications and/or patents. Subject matter that is developed after the date of this AGREEMENT that is novel and unobvious over subject matter described in the PATENT RIGHTS but that may fall within the scope of the PATENT RIGHTS is not to be considered part of the PATENT RIGHTS. When any of the foregoing ceases to be protected pursuant to an issued patent (or in the case of unpatented inventions, the pursuit of the filing or prosecution of a patent application is abandoned or disallowed without the possibility of appeal or refiling), such rights will no longer be deemed “PATENT RIGHTS.”

1.14 “PERSON” means a natural person or any legal, commercial, or governmental entity, including a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

1.15 “REORGANIZATION EVENT” means (a) a merger or consolidation of the COMPANY with or into another entity in which the shareholders of the COMPANY immediately prior to such merger or consolidation own less than fifty percent (50%) of the voting securities of the surviving entity; (b) any other transaction or series of related transactions to which the COMPANY is a party as a result of which the shareholders of the COMPANY immediately prior to such transaction or series of transactions own less than fifty percent (50%) of the voting securities of the COMPANY or other surviving entity following such transaction or related transactions (other than the sale of equity securities by the COMPANY in a capital raising transaction); or (c) a sale, lease, or other conveyance of all or substantially all of the assets of COMPANY.

1.16 “SUBLICENSE” and “SUBLICENSE AGREEMENT” each mean, and include without limitation, any relationship/agreement in which a THIRD PARTY gains any rights—temporary or otherwise—to any of the rights granted by DUKE to COMPANY and COMPANY AFFILIATES under this AGREEMENT (including, but not limited to, assignee(s), licensee(s), sublicensee(s), marketing partner(s) and the like, hereinafter, such THIRD PARTIES referred to as “SUBLICENSEES”), including, but not limited to those granted via options, rights of first refusal, material transfer agreements, or sublicenses (implied or expressed).

1.17 “SUBLICENSE REVENUES” means [***] received by COMPANY or COMPANY AFFILIATES from SUBLICENSEE as consideration for the grant of rights in PATENT RIGHTS, including, but not limited to, [***]. It is agreed that COMPANY shall not receive from SUBLICENSEES [***]. In addition, it is not intended that the above exclusions be a way for SUBLICENSEE to avoid paying [***]% of the consideration received to DUKE, in accordance with Article 3.01. Therefore, notwithstanding the foregoing, if any of these exceptions, alone or in combination, constitutes more than [***]% of the consideration received by the LICENSEE from a SUBLICENSEE for a grant of rights in PATENT RIGHTS, they will no longer be considered exceptions, and will be considered SUBLICENSE REVENUES. It is further agreed that, notwithstanding the foregoing, advance payments as set forth in (c) and (d) above are exclusions from SUBLICENSE REVENUES only to the extent that such advance payments are subsequently documented within three (3) years to have been used for payment of research, development or production costs and expenses directly associated with research, development or production of LICENSED PRODUCTS and/or LICENSED SERVICES and/or payment of cost of goods directly relating to LICENSED PRODUCTS supplied by COMPANY and/or COMPANY AFFILIATES to such SUBLICENSEE, and any amounts of subject advance payments not so subsequently documented within three (3) years of receipt shall be deemed not to fall within the exceptions set forth above and thus shall be deemed to be SUBLICENSE REVENUES at the end of such 3-year period.

1.18 “TERMINATION EVENT” means the failure of COMPANY to achieve one of the MILESTONES within the designated periods set forth in the Due Diligence Schedule (except as such time period is extended by mutual agreement of COMPANY and DUKE), the COMPANY’s ability to terminate upon proper notification, termination for breach (including COMPANY’s breach by failure to deliver to DUKE any financial payment and/or COMMON STOCK certificate due to DUKE within the periods of time designated in the appertaining provisions of this AGREEMENT), and termination for fraud or illegal misconduct relating to this AGREEMENT.

1.19 “TERRITORY” means the world.

1.20 “THIRD PARTY” means any individual or other entity other than DUKE and/or COMPANY (and/or an AFFILIATE of either).

1.21 “OLV” means the Duke University Office of Licensing and Ventures.

1.22 “VALID CLAIM” shall mean (a) an issued and unexpired claim within the PATENT RIGHTS, as the case may be, that has not been permanently revoked or held invalid or unenforceable by a decision of a court or other governmental agency of competent jurisdiction and that has not been dedicated to the public or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) a claim of a pending patent application that was filed in good faith, has not been pending for more than seven (7) years, and that has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application contained in the PATENT RIGHTS, as the case may be, in the country in which any such product (or part thereof) or process is made, used, sold or leased.

1.23 USAGE

(a) where appropriate, words denoting a singular number only shall include the plural and vice versa; and

(b) “including” and words of similar import should be read to mean “including, without limitation.”

Article 2 — LICENSE

2.01 Patent Rights License. DUKE hereby grants to COMPANY and COMPANY hereby accepts from DUKE, subject to the terms and conditions of this AGREEMENT, an exclusive, sublicenseable license to COMPANY and COMPANY AFFILIATES to DUKE’s rights in the PATENT RIGHTS for the FIELD OF USE in the TERRITORY to practice under the PATENT RIGHTS to develop, make, have made, use, import, export, lease, offer for sale, sell, and distribute LICENSED PRODUCTS in and with applications in the FIELD OF USE in the TERRITORY and to develop, make, have made, use, perform, provide, import, export, lease, offer for sale, sell, and distribute LICENSED SERVICES in the FIELD OF USE in the TERRITORY (“PATENT RIGHTS LICENSE”) until the end of the term for which the PATENT RIGHTS collectively are granted unless this AGREEMENT shall be sooner terminated according to the terms hereinafter provided.

2.02 Know-How License. DUKE hereby grants to COMPANY and COMPANY hereby accepts from DUKE, subject to the terms and conditions of this AGREEMENT, a non¬exclusive license to COMPANY and COMPANY AFFILIATES to DUKE’s rights in KNOW-HOW to use and practice the KNOW-HOW to develop, make, have made, use, market, import, export, lease, offer for sale, sell, and distribute LICENSED PRODUCTS in and with applications in the FIELD OF USE, and LICENSED SERVICES for use in the FIELD OF USE in the TERRITORY (“KNOW-HOW LICENSE”) until the end of the term for which the PATENT RIGHTS collectively are granted unless this AGREEMENT shall be sooner terminated according to the terms hereinafter provided. KNOW-HOW LICENSE shall be sublicenseable by COMPANY and/or COMPANY AFFILIATES, but only in connection with the grant by COMPANY and/or COMPANY AFFILIATES (as the case may be) of a SUBLICENSE under all or some of the appertaining PATENT RIGHTS in the FIELD OF USE. For avoidance of doubt, it is understood and acknowledged that nothing in this AGREEMENT shall be construed to restrict DUKE from using the KNOW-HOW as it sees fit (which shall include, but shall not be limited to, the transferring of KNOW-HOW to any THIRD PARTY, provided such transfer does not restrict COMPANY’s rights granted in this AGREEMENT.).

2.03 Company to License Third Party Technologies. Notwithstanding anything to the contrary in this AGREEMENT, it is understood and agreed that DUKE encourages COMPANY (and/or COMPANY AFFILIATES and/or SUBLICENSEES, as the case may be) to secure rights under any THIRD PARTY intellectual property rights required to practice the technology and/or to exercise any and all of the rights practiced or exercised by COMPANY, COMPANY AFFILIATES, or such SUBLICENSEES (as the case may be) pursuant to Sections 2.01 and 2.02, and that DUKE shall have no responsibility in securing any such rights.

2.04 Right to Sublicense. Subject to the terms and conditions set forth in this AGREEMENT (including but not limited to those set forth in Sections 2.02, 2.04, 2.05, and 2.07), COMPANY and COMPANY AFFILIATES shall have the right to grant SUBLICENSES of the PATENT RIGHTS LICENSE subject to the express written approval of each SUBLICENSE by DUKE, such approval not to be unreasonably delayed or withheld. Each SUBLICENSE under this AGREEMENT shall be no less favorable to or protective of DUKE than this AGREEMENT except as expressly stated in this AGREEMENT. SUBLICENSEES will not be given the right to further sublicense any such rights without the prior written approval of COMPANY and/or COMPANY AFFILIATES (as the case may be), and DUKE, such approval by DUKE not to be unreasonably delayed or withheld. COMPANY and/or COMPANY AFFILIATES (as the case may be) will provide DUKE with a copy of each SUBLICENSE granted pursuant to this AGREEMENT within [***] of execution of the subject SUBLICENSE AGREEMENT by all parties involved. COMPANY and/or COMPANY AFFILIATES and/or SUBLICENSEES (as the case may be) will each use its respective commercially reasonable efforts to enforce the terms of each SUBLICENSE AGREEMENT.

2.05 DUKE’s Retention of Certain Rights. Notwithstanding anything to the contrary in this AGREEMENT, DUKE will retain the rights under the PATENT RIGHTS to practice the inventions for its own educational, research, and publication purposes without paying royalties or other fees, including the right to provide the PATENT RIGHTS and materials associated therewith to governmental laboratories, non-profit research organizations, and other institutions of higher learning without paying royalties or other fees but only for non-commercial purposes. If DUKE provides DUKE MATERIALS to governmental laboratories, non-profit research organizations, and/or other institutions of higher learning, DUKE will do so only pursuant to one or more executed materials transfer agreements, a sample form of which is set forth in APPENDIX A attached hereto (“MTA”). The terms of each such MTA shall not be substantially modified from the form attached in APPENDIX A without the prior written consent of COMPANY, such consent not to be unreasonably withheld or delayed. Further, each of those parties performing allowed research under such an MTA shall be deemed to be operating under the rights retained by DUKE and shall not be deemed to be infringing PATENT RIGHTS in the performance of such research activities.

2.06 No Implied Rights. The licenses granted under this AGREEMENT will not be construed to confer any rights upon COMPANY and/or COMPANY AFFILIATES by implication, estoppel or otherwise as to any data, technology, know-how, patents, patent applications or other property rights held by DUKE (solely or jointly) not specifically set forth herein, regardless of whether such property rights are dominant or subordinate to any of the PATENT RIGHTS.

2.07 U.S. Government Rights. DUKE hereby discloses to COMPANY and COMPANY acknowledges that the research leading to the INVENTIONS, PATENT RIGHTS, and KNOW-HOW was funded in part by the U.S. Government, and the parties agree that, notwithstanding any use of descriptive terms such as “exclusive” in Section 2.01 herein and elsewhere in this AGREEMENT, the U.S. Government has certain rights in the INVENTIONS, PATENT RIGHTS and KNOW-HOW as set forth in 37 C.F.R. §§ 401 et seq. COMPANY agrees to comply with all obligations resulting from such government rights, including, but not limited to, the requirement that any products sold in the United States based upon such technology be substantially manufactured in the United States.

2.08 Limitations Imposed by Federal Law. The license granted hereunder shall be subject to Public Law 96-517 and Public Law 98-620. Any right granted in this AGREEMENT which is greater than that permitted under Public Law 96-517 and Public Law 98-620 shall be modified as may be required to conform with the provisions of those laws.

2.09 Access to DUKE Employees. Throughout the term of this AGREEMENT, DUKE agrees to provide COMPANY and its designees reasonable opportunity to confer with those DUKE employees who are identified as INVENTORS of one or more of the PATENT APPLICATIONS and/or patents within the PATENT RIGHTS regarding the technology described therein and related KNOW-HOW, such discussions to be at times and places as may be mutually agreed upon between such DUKE employees and COMPANY. COMPANY will make suitable arrangements to compensate the DUKE employees in full.

Article 3 - LICENSE FEE, ROYALTIES AND OTHER FEES

3.01 Consideration to DUKE. In consideration of the rights granted to COMPANY pursuant to this AGREEMENT and subject to the terms and conditions of this AGREEMENT, COMPANY agrees to pay or otherwise compensate DUKE as follows:

(a) Equity Consideration.In lieu of an advance royalty payment, access fee, or any other upfront payment (except for reimbursement of PATENT EXPENSES as described below), COMPANY will issue shares of common stock, par value $0.001 per share of the COMPANY (the “COMMON STOCK”) pursuant to the Restricted Stock Purchase Agreement (attached hereto as APPENDIX D) and shall deliver the appertaining stock certificate to DUKE within thirty (30) days of the effective date of this AGREEMENT (such stock hereinafter referred to as “DUKE STOCK”). It is understood and agreed that, notwithstanding anything to the contrary in this AGREEMENT, such DUKE STOCK is non-refundable. It is further understood and agreed that [***] percent ([***]%) of the DUKE STOCK shall be deemed to be allocated as upfront equity consideration for the rights granted under this AGREEMENT to the PATENT RIGHTS arising from [***] that [***] percent ([***]%) of the DUKE STOCK shall be deemed to be allocated as upfront equity consideration for the rights granted under this AGREEMENT to the PATENT RIGHTS arising from [***]. Moreover, it is understood and agreed that, subject to the last sentence of this Section 3.01(a) so long as this AGREEMENT remains in effect, DUKE shall have the rights, in its discretion, to [***]. At any time following the effectiveness of a registration statement for the sale of the COMPANY’s COMMON STOCK in a firm commitment underwritten public offering registered under the Securities Act of 1933, the right of DUKE to [***] pursuant to this Section 3.01(a) shall terminate.

(b) Royalty on NET SALES of LICENSED PRODUCTS and LICENSED SERVICES. At the times and in the manner set forth hereinafter, COMPANY will pay royalties to DUKE on the sale of LICENSED PRODUCTS and LICENSED SERVICES by COMPANY, COMPANY AFFILIATES, and/or SUBLICENSEES to the extent that the manufacture, use, lease, sale, import, export, performance, and/or provision of each such LICENSED PRODUCT and/or LICENSED SERVICE is covered or claimed under the claims of one or more VALID CLAIMS. The running royalty rate for NET SALES of LICENSED PRODUCTS and/or LICENSED SERVICES sold, leased, performed, and/or provided by the COMPANY, COMPANY AFFILIATES and/or SUBLICENSEES (“RUNNING ROYALTY RATE”) shall be [***] percent ([***]%) (such running royalties hereinafter referred to as “RUNNING ROYALTIES”); provided, however, that if in the case of any SUBLICENSEE, the rate of running royalties on NET SALES of LICENSED PRODUCTS and/or LICENSED SERVICES sold, leased, performed, and/or provided by such SUBLICENSEE to be paid to COMPANY and/or COMPANY AFFILIATES (as the case may be) by the SUBLICENSEE (hereinafter “SUBLICENSEE RUNNING ROYALTY RATE”) is less than [***] percent ([***]%), then the RUNNING ROYALTY RATE in such case shall be limited to [***] percent ([***]%) of the SUBLICENSEE RUNNING ROYALTY RATE, provided that in no event shall the RUNNING ROYALTY RATE paid to DUKE be less than [***] percent ([***]%).

(c) Royalty on SUBLICENSE Revenues. A royalty of [***] percent ([***]%) of the SUBLICENSE REVENUES received by the COMPANY and/or COMPANY AFFILIATES (as the case may be) (“SUBLICENSE REVENUE ROYALTIES”) shall be paid to DUKE.

(d) Expiration of Royalty Obligations. The obligation to pay RUNNING ROYALTIES and SUBLICENSE REVENUE ROYALTIES will expire, on a product-by-product and service-by-service basis, upon the last to expire of the patents included in the PATENT RIGHTS covering or claiming the manufacture, use, lease, import, export, sale, performance, and/or provision of a subject LICENSED PRODUCT and/or LICENSED SERVICE (as the case may be) in the appertaining country(ies).

(e) Minimum Royalty Payments. COMPANY shall pay an annual minimum royalty (the “MINIMUM ROYALTY”) of [***] dollars (US$[***]) per year beginning with the calendar year immediately following the fifth anniversary of the EFFECTIVE DATE, which shall increase to [***] dollars (US$[***]) per year for the remainder of the life of this AGREEMENT beginning with the calendar year immediately following the first commercial sale of LICENSED PRODUCTS or LICENSED SERVICES (whichever shall first occur). It is understood and agreed that [***] percent ([***]%) of each [***] dollar (US$[***]) minimum royalty payment shall be deemed to be attributed to [***] and that [***] percent ([***]%) of each [***] dollar (US$[***]) minimum royalty payment shall be deemed to be attributable to [***]. The MINIMUM ROYALTY payment shall be due at the end of the respective calendar year to the extent that payments of RUNNING ROYALTIES have not exceeded the applicable MINIMUM ROYALTY.

(f) MILESTONE PAYMENTS. The COMPANY will make the following payments (the “MILESTONE PAYMENTS”) upon the first achievement of each of the following MILESTONES for development and market approval of LICENSED PRODUCT and/or LICENSED SERVICE (collectively, “MILESTONES”):

(i) US$[***]

(ii) US$[***]

(iii) US$[***]

(iv) US $[***].

Payments of each MILESTONE PAYMENT will be due within [***] of the first achievement of the subject MILESTONE. For avoidance of doubt, it is understood and agreed that the MILESTONE PAYMENTS set forth in Sections 3.01 (f) (i)-(iv) above (1) shall be credited only to the stated MILESTONE and no other, (2) shall not be creditable against RUNNING ROYALTIES, nor against SUBLICENSE REVENUE ROYALTIES, nor against any other payments, fees, reimbursements, or the like due to DUKE under this AGREEMENT, (3) shall be non-refundable, and (4) shall not be subject to any stacking or other provision which may diminish the amounts set forth above.

3.02 Application of Payments. Notwithstanding reports, correspondence or other communications from COMPANY, it is understood that DUKE shall, in accordance with its policies and procedures, apply any amounts received from COMPANY under the terms of this AGREEMENT as follows:

1. first to reimbursable expenses, including but not limited to applicable PATENT EXPENSES as set forth in Article 6 herein; and

2. thereafter to such RUNNING ROYALTIES, SUBLICENSE REVENUE ROYALTIES, MILESTONE PAYMENTS, and other payments as may be due in accordance with all the terms of this AGREEMENT.

Application of amounts received under (a) above shall in no respect alter the aggregate amount due to DUKE.

3.03 Taxes. Notwithstanding anything to the contrary in this AGREEMENT, except as expressly set forth in Section 1.11, all payments due hereunder shall be paid in full, without deduction of taxes or other fees which may be imposed by any government and which shall be paid by COMPANY (and/or appertaining SUBLICENSEES, as the case may be); provided, however, that nothing in this AGREEMENT is intended to obligate COMPANY, COMPANY AFFILIATES, or SUBLICENSEES to be responsible for any income (including unrelated business taxable income) or franchise taxes imposed on DUKE pursuant to local, state, or federal governmental authorities.

3.04 Timeliness of Payments; Interest. All payments due from COMPANY pursuant to this AGREEMENT shall be due and payable in accordance with the terms and conditions of this AGREEMENT, and if a payment due pursuant to this AGREEMENT is not paid within [***] of the payment due date, any such past due amount shall bear interest at the total rate of the prime rate of interest (as established by Wachovia Bank, N.A., or its successor, as the case may be) plus [***] percent ([***]%) as of the due date of such payment unless such total rate of interest exceeds the maximum legal limit of interest under appertaining North Carolina law, in which case the maximum legal limit of interest under appertaining North Carolina law shall apply. The payment of such interest shall not foreclose DUKE from exercising any other rights it may have as a consequence of the lateness of any payment.

3.05 No Multiple Royalties. No multiple royalties on NET SALES shall be payable to DUKE on a single LICENSED PRODUCT and/or LICENSED SERVICE based on the fact that such LICENSED PRODUCT and/or LICENSED SERVICE (or the manufacture, having manufactured, use, importation, export, or sale thereof) practices more than one claim in any of the PATENT RIGHTS, and/or more than one of the PATENT RIGHTS.

3.06 Payments in US Dollars; Transaction Fees. All payments due to DUKE under this AGREEMENT shall be paid in United States Dollars in Durham, North Carolina, or at such place as DUKE may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with such payments due hereunder, such conversion shall be made by using the exchange rate prevailing at Wachovia Bank, N.A. (or its successor, as the case may be) on the last business day of the reporting period to which such payments relate. If payments are made by wire, electronic or other transfer form for which a fee is charged (“PAYMENT TRANSFER FEES”), COMPANY shall be responsible for the full amount of such PAYMENT TRANSFER FEES (unless the method of payment giving rise to the PAYMENT TRANSFER FEES was requested by DUKE) and shall use reasonable efforts to pay such fees prior to or at the time of such transfer so that the PAYMENT TRANSFER FEES are not passed on to DUKE. Except to the extent PAYMENT TRANSFER FEES resulted from the method of payment requested by DUKE, in the event that any such PAYMENT TRANSFER FEES are paid by DUKE, COMPANY shall pay promptly reimburse DUKE for DUKE’s payment of such PAYMENT TRANSFER FEES within [***] of COMPANY’s receipt of invoice of the same from DUKE.

3.07 Mechanics of Payment. Payments due to DUKE pursuant to Sections 3.01(b), 3.01(c), 3.01(e), and/or 3.01(f) or otherwise relating to PATENT RIGHTS shall cite the appertaining OLV file numbers. All payments due to DUKE under this AGREEMENT shall be made payable to “Duke University.” Payments may be made by check, wire or electronic transfer, provided that an accompanying notice is delivered with reference to the pertinent DUKE file numbers and PAYMENT TRANSFER FEES associated with any such wire or electronic transfer are paid in full by COMPANY (and/or appertaining SUBLICENSEES, as the case may be) at the time of such transfer or within [***] of receipt of invoice from DUKE for the same as set forth in Section 3.06. All payments due to DUKE, as well as reports due to DUKE in accordance with Sections 5.02 and 5.03, shall be sent to DUKE at the following address:

For delivery via the U.S. Postal Service:

Duke University Office of Licensing & Ventures

Attention: Financial Administrator

Box 90083 Duke University

Durham, NC 27708 USA

For delivery via nationally/internationally recognized courier:

Duke University Office of Licensing & Ventures

Attention: Financial Administrator

3100 Tower Blvd. Suite 1340

Durham, NC 27707 USA

For payment via wire transfer:

BANK:	[***]
ABA#	[***]
SWIFT CODE:	[***]
BENEFICIARY:	[***]
ACCOUNT NO.:	[***]
ATTENTION:	[***]

Article 4 - DUE DILIGENCE REQUIREMENTS

4.01 Diligent Commercialization Effects. COMPANY shall use its reasonable commercial efforts to develop, register, market and sell LICENSED PRODUCTS and/or LICENSED SERVICES or enter into one or more SUBLICENSE AGREEMENTS with one or more THIRD PARTIES to do so. In particular, COMPANY and/or its SUBLICENSEES shall use their respective reasonable commercial efforts to commercialize the PATENT RIGHTS in accordance with the appertaining milestones set forth in the due diligence schedule set forth in APPENDIX B of this AGREEMENT (“DUE DILIGENCE SCHEDULE”) (all milestones set forth in the DUE DILIGENCE SCHEDULE hereinafter referred to as “DUE DILIGENCE MILESTONES”). Variations from the schedule set forth in the DUE DILIGENCE SCHEDULE shall be expressly approved by DUKE in writing, such approval not to be unreasonably withheld or delayed. If any of the DUE DILIGENCE MILESTONES are not reached within the stated time periods set forth in the DUE DILIGENCE SCHEDULE, or within those amended periods of time approved in writing by DUKE, such failure to achieve the subject DUE DILIGENCE MILESTONE shall be a breach for which DUKE may seek to terminate this AGREEMENT pursuant to Section 10.04. If COMPANY fails to cure such subject breach within the time period set forth in Section 10.04, then rather that terminate this AGREEMENT, DUKE may, at its sole discretion, convert the exclusive licenses granted hereunder to non-exclusive licenses, and DUKE may in its sole discretion require COMPANY, and/or COMPANY’s AFFILIATES (as the case may be) to assign to DUKE any SUBLICENSES for which exclusive rights have previously been granted and, in the event of such assignment(s), the rights of the. COMPANY and COMPANY AFFILIATES under this AGREEMENT to such rights exclusively sublicensed under the subject SUBLICENSES shall terminate as of the effective date of the appertaining assignment(s) to DUKE. For any rights that COMPANY may be permitted to retain, COMPANY will still be responsible to DUKE for all appertaining payments due to DUKE under this AGREEMENT, including RUNNING ROYALTIES, SUBLICENSE REVENUE ROYALTIES, and MILESTONE PAYMENTS.

4.02 Reports and Meetings. During the term of this AGREEMENT, COMPANY will submit annual progress reports to DUKE as set forth in Section 5.02. DUKE shall have the right to request one (1) meeting per year to discuss such information with representatives of COMPANY at mutually acceptable times and places.

4.03 SUBLICENSEE or AFFILIATE Performance. DUKE agrees that any SUBLICENSEE’s or AFFILIATE’s performance of the DUE DILIGENCE MILESTONES as set forth in a SUBLICENSE or other agreement shall be deemed to be performance by COMPANY of any of COMPANY’s obligations related to the DUE DILIGENCE MILESTONES, provided, however, that COMPANY shall remain obligated to pay to DUKE any associated MILESTONE PAYMENTS associated with such DUE DILIGENCE MILESTONES as set forth in Section 3.01(f).

Article 5 — REPORTS AND RECORDS

5.01 Recordkeeping. COMPANY and COMPANY AFFILIATES shall keep full, true and accurate books of accounts and other records containing all particulars which may be necessary to properly ascertain and verify the amounts payable to DUKE hereunder and shall require SUBLICENSEES to do the same. Said books of account shall be kept at the principal place of business of the COMPANY, COMPANY AFFILIATES, and/or SUBLICENSEES or the principal place of business of the appropriate division of COMPANY, COMPANY AFFILIATES, and/or SUBLICENSEES to which this AGREEMENT relates. DUKE shall have the right to audit the appertaining books and records of COMPANY, COMPANY AFFILIATES and/or SUBLICENSEES periodically (but not more than once per year) for any quarter(s) ending not more than [***] before the date of such request (or not more than [***] before the date of such report with respect to SUBLICENSEES; provided that COMPANY will have the right to request that DUKE approve a shorter period for SUBLICENSEES where COMPANY reasonably determines that the risk of underpayment of, or poor recordkeeping with respect to, royalties is low, with approval by DUKE not to be unreasonably withheld or delayed). An independent certified public accountant selected by DUKE (except one to whom COMPANY has some reasonable objection) will conduct such audit at DUKE’s expense. If such audit reveals that the COMPANY has underpaid royalties by [***] percent ([***]%) or more, COMPANY will reimburse DUKE for the cost of the audit in addition to any amounts due to DUKE, such amounts to be subject to the provisions of Section 3.04.

5.02 Reports. COMPANY shall report the status of the development, evaluation, testing, governmental approval, and commercialization of each LICENSED PRODUCT and LICENSED SERVICE annually to DUKE by February 28th of each year starting February 28, 2007. Each such report shall also include information on any SUBLICENSES granted and certification of SUBLICENSE REVENUE ROYALTIES due; COMPANY shall simultaneously pay to DUKE such SUBLICENSE REVENUE ROYALTIES .

5.03 NET SALES Reports. After the first commercial sale of a LICENSED PRODUCT or LICENSED SERVICE (as the case may be), and in addition to the reports required under Section 5.02, COMPANY shall render to DUKE prior to February 28th and August 31st of each year a written account of the NET SALES of LICENSED PRODUCTS and/or LICENSED SERVICES (as the case may be) made by COMPANY, COMPANY AFFILIATES, and/or SUBLICENSEES (as the case may be) during the prior six-month period ending December 31st and June 30th, respectively, and shall simultaneously pay to DUKE the RUNNING ROYALTIES due on such NET SALES of LICENSED PRODUCTS and/or LICENSED SERVICES in United States dollars. Reports tendered shall include the calculation of RUNNING ROYALTIES by product by country in substantially the format provided in APPENDIX C hereto.

Article 6 — PATENTS

6.01 Patent Prosecution.

(a) Patent Prosecution by DUKE. Except as expressly set forth in Section 6.01(b), DUKE shall, at its sole discretion, apply for, prosecute, and maintain the PATENT RIGHTS during the term of this AGREEMENT subject to the, following terms:

(i) DUKE will use reasonable commercial efforts to file, prosecute and maintain the PATENT RIGHTS. DUKE will keep COMPANY advised as to all developments with respect to, and will promptly deliver to COMPANY (or cause DUKE’s patent counsel promptly to deliver to COMPANY) all official documents and correspondence relating to the filing and prosecution of PATENT APPLICATIONS and respecting the maintenance and validity of all PATENTS. COMPANY will have (aa) the right to review PATENT APPLICATIONS and corresponding filings/correspondence with the U.S. PTO and other patent offices and to make recommendations regarding the content and prosecution of such PATENT APPLICATIONS and corresponding filings/correspondence with the U.S. PTO and other patent offices, (bb) the right to receive copies of PATENT APPLICATIONS and corresponding official documentations at such time as to allow a reasonable period for review thereof prior to any applicable deadline for filing or responding, and (cc) the right to request amendments of PATENT APPLICATIONS to include claims or arguments as may be appropriate for obtaining patents claiming commercially relevant inventions, such requests to be given due consideration by DUKE.

(ii) Upon request by DUKE and/or its agents, COMPANY shall promptly inform DUKE in writing which non-U.S. countries, if any, in which COMPANY desires patent protection, such PATENT APPLICATIONS shall be filed, and PATENT RIGHTS shall reflect such designations provided that COMPANY bears the associated costs. DUKE may elect to seek patent protection in countries not so designated by COMPANY, in which case DUKE shall notify COMPANY in writing of such election, and from the date of such filing of such patent applications by DUKE in such undesignated countries, such patent applications and resulting patents shall not be considered PATENT RIGHTS (or PATENT APPLICATIONS or PATENTS) in such countries and COMPANY shall be deemed to have forfeited all rights under this AGREEMENT to such patent applications and resulting patents in such countries. Accordingly, DUKE shall be free to license such patent applications (and resulting patents) to THIRD PARTIES or otherwise dispose of such patent applications (and resulting patents) in such countries as it deems appropriate.

(iii) It is understood and agreed that all final decisions with respect to filing, prosecution and maintenance of PATENT RIGHTS are reserved to DUKE.

(iv) DUKE will give notice to COMPANY if DUKE intends to cease prosecution or maintenance of any PATENT RIGHTS. COMPANY shall have the right to continue prosecution and/or maintenance of any such subject PATENT RIGHTS except that the COMPANY shall not have such right for any such subject PATENT RIGHTS if any one or more of the following conditions apply at the time that DUKE gives such notice to the COMPANY: (aa) if COMPANY has previously notified DUKE that it will no longer support the prosecution or maintenance of the subject PATENT RIGHTS; or (bb) if there is one or more outstanding DUKE invoices to COMPANY for PATENT EXPENSES for the subject PATENT RIGHTS for which payment to DUKE is over-due by over [***]; or (cc) if within the preceding [***] there were [***] incidents in which the COMPANY’s payments of DUKE invoices for PATENT EXPENSES for the subject PATENT RIGHTS were not received by DUKE within [***] of their respective due date.

(v) If COMPANY decides to discontinue the financial support of the maintenance of a subject PATENT and/or prosecution of a subject PATENT APPLICATION, COMPANY will give DUKE timely written notice at least [***] in advance of the effective date of COMPANY’s decision (with such effective date to be at least [***] prior to any appertaining deadlines relating to patent maintenance and/or patent application prosecution) and DUKE will be free to continue maintenance of such PATENT and/or to pursue prosecution of such PATENT APPLICATION (and maintenance of resulting patents), as the case may be, at DUKE’s sole expense and discretion. As of the effective date specified in COMPANY’s written notification to DUKE of COMPANY’s decision to discontinue financial support of the maintenance of a subject PATENT and/or prosecution of a subject PATENT APPLICATION (as the case may be), the subject PATENT and/or PATENT APPLICATION (and resulting patents) shall not be considered PATENT RIGHTS and COMPANY shall be deemed to have forfeited all rights under this AGREEMENT to the subject PATENT and/or subject PATENT APPLICATIONS (and resulting patents), as the case may be. Accordingly, DUKE shall be free to license such patents and subject patent applications (and resulting patents) to THIRD PARTIES or otherwise dispose of such patent and/or subject patent applications (and resulting patents) as it deems appropriate.

(b) Patent Prosecution by COMPANY. Notwithstanding Section 6.01(a), COMPANY shall have the right to assume primary responsibility for all activities associated with the filing, prosecution and maintenance of PATENT RIGHTS during the term of this AGREEMENT, provided that it first provides DUKE with written notice of its desire to assume such responsibilities and obtains DUKE’s written approval of the legal counsel that COMPANY shall retain for such purposes, such approval not to be unreasonably withheld or delayed. It is understood and agreed that in the event COMPANY assumes such responsibilities the following shall apply:

(i) COMPANY shall keep DUKE advised as to the status of the PATENT RIGHTS and COMPANY’s designated patent attorneys will provide DUKE, in a timely manner, with copies of all official documents and correspondence relating to the filing, prosecution, maintenance, and validity of the appertaining PATENT RIGHTS.

(ii) COMPANY shall consult with DUKE in such filing, prosecution and maintenance, shall diligently seek advice of DUKE on all matters pertaining to the PATENT RIGHTS, and shall diligently seek appropriate claims under the PATENT RIGHTS.

(iii) COMPANY shall inform DUKE in a timely manner (no less than thirty (30) days prior to the appertaining filing deadlines) if COMPANY decides that it will not pursue patents in any non-US country so that DUKE may pursue such patents if it so desires in which case, from the date of such filing of such patent applications by DUKE, such patent applications (and resulting patents) shall not be considered PATENT RIGHTS in such non-U.S. country and COMPANY shall be deemed to have forfeited all rights under this AGREEMENT to such patent applications and resulting patents in such non-U.S. country. Accordingly, DUKE shall be free to license such patent applications (and resulting patents) to THIRD PARTIES or otherwise dispose of such patent applications (and resulting patents) in such countries as it deems appropriate.

(iv) COMPANY shall not abandon prosecution or maintenance of any PATENT RIGHTS without first notifying DUKE in writing of COMPANY’s intention and reason therefore (such written notice to be given to DUKE at least [***] in advance of the effective date of the COMPANY’s decision with such effective date to be at least [***] prior to any appertaining deadlines relating to patent application prosecution and/or patent maintenance), and providing DUKE with reasonable opportunity to assume responsibility for prosecution and maintenance of the appertaining PATENT RIGHTS (which shall include, but not be limited to, transfer of the applicable files and other information by COMPANY’s patent counsel to DUKE’s patent counsel within [***] following the effective date specified in COMPANY’s written notification to DUKE of COMPANY’s decision to abandon prosecution or maintenance of subject PATENT RIGHTS, the cost associated therewith to fall within the scope of PATENT EXPENSES). As of the effective date specified in COMPANY’s written notification to DUKE of COMPANY’s decision to abandon prosecution or maintenance of subject PATENT RIGHTS such patent applications (and resulting patents) and patents shall not be considered PATENT RIGHTS (or PATENT APPLICATIONS or PATENTS) and COMPANY shall be deemed to have forfeited all rights under this AGREEMENT to such patent applications (and resulting patents) and patents. Accordingly, DUKE shall be free to license all such patent applications (and resulting patents) and patents to THIRD PARTIES or otherwise dispose of such patent applications (and resulting patents) and patents as it deems appropriate.

(v) For avoidance of doubt, it is understood and agreed that COMPANY shall assume direct and full responsibility for all PATENT EXPENSES it incurs as a result of its assumption of responsibility for prosecution of PATENT RIGHTS.

Notwithstanding the foregoing or anything to the contrary in this AGREEMENT, it is understood and agreed that all final decisions with respect to the filing, prosecution and maintenance of the PATENT RIGHTS shall be made by DUKE after due consideration of the COMPANY’s advice.

6.02 Patent Costs. During the term of this AGREEMENT, payment of all PATENT EXPENSES relating to the filing, prosecution, and maintenance of the PATENT RIGHTS shall be the responsibility of COMPANY, whether such PATENT EXPENSES were incurred before or after the EFFECTIVE DATE.

(a) COMPANY shall reimburse DUKE for all PATENT EXPENSES incurred prior to the EFFECTIVE DATE within (i) [***] of the EFFECTIVE DATE or (ii) [***] of COMPANY’s receipt of the invoice(s) for the same from DUKE, whichever period of time is greater, and failure to pay such PATENT EXPENSES within such period of time shall be a default hereunder for which DUKE may seek to terminate this AGREEMENT in accordance with Section 10.04.

(b) COMPANY shall also reimburse DUKE for any ongoing PATENT EXPENSES DUKE incurs during the term of this AGREEMENT. DUKE will periodically invoice COMPANY for such PATENT EXPENSES, and COMPANY shall pay each such invoice within [***] of receipt and failure to pay each such invoice within such [***] period shall be a default hereunder for which DUKE may seek to terminate this AGREEMENT in accordance with Section 10.04. In addition, if at any time COMPANY fails to reimburse DUKE for any PATENT EXPENSES within the [***] period following receipt of a subject invoice, then henceforth during the term of this AGREEMENT, DUKE may, at its sole discretion, require COMPANY to make payment to DUKE for estimated associated PATENT EXPENSES (which estimates shall reasonably be made in good faith by the patent counsel prosecuting the PATENT RIGHTS) prior to DUKE’s incurring such PATENT EXPENSES including PATENT EXPENSES associated with national phase filings of PATENT APPLICATIONS and preparation and filing of responses to patent office actions on PATENT RIGHTS, such requirement by DUKE not to preclude DUKE from exercising any other recourse it may have under this AGREEMENT as regards lack of prompt reimbursement of PATENT EXPENSES by COMPANY.

6.03 Product Markup. COMPANY, COMPANY AFFILIATES, and SUBLICENSEES shall mark the LICENSED PRODUCTS, and/or their containers, labels, and/or other packaging (as the case may be), in such a manner as .to conform to the patent laws and regulations of the country of manufacture or sale, as appropriate.

Article 7 - INFRINGEMENT OF THIRD-PARTY RIGHTS

7.01 COMPANY Duty to Indemnify DUKE. In the event that DUKE, COMPANY, COMPANY AFFILIATE, and/or SUBLICENSEE is charged with infringement of a patent by a THIRD PARTY or is made a party in a civil action as a result of the activity of COMPANY, COMPANY AFFILIATE and/or a SUBLICENSEE (and not from the activity of DUKE or its AFFILIATES other than the granting of the LICENSES to COMPANY) as a result (directly or indirectly) of the LICENSES granted hereunder to COMPANY and COMPANY AFFILIATES, COMPANY:

(a) must defend and/or settle any such claim of infringement or civil action;

(b) shall have the right to control the defense of any such claim or action;

(c) must assume all costs, expenses, damages, and other obligations for payments incurred as a consequence of such charges of infringement and/or civil action;

(d) must indemnify and hold DUKE harmless from any and all damages, losses, liability, and costs resulting from a charge of infringement or civil action which shall be brought against DUKE and attributable to technology added to, incorporated into or sold with a LICENSED PRODUCT and/or LICENSED SERVICE by COMPANY, COMPANY AFFILIATES and/or SUBLICENSES (as the case may be) or to manufacturing processes utilized by COMPANY, COMPANY AFFILIATES, and/or SUBLICENSEES (as the case may be); and

(e) may, if such claim of infringement or civil action shall be based on patent claims contained in any pending or issued patent included in the PATENT RIGHTS, terminate this AGREEMENT (or may exclude such patent claims from this AGREEMENT) effective immediately upon DUKE’s receipt of written notice of termination.

For avoidance of doubt, COMPANY, COMPANY AFFILIATES, and SUBLICENSEES shall have no obligation to indemnify, defend, or hold harmless DUKE from or against any claims, damages, or civil actions to the extent, and only to the extent, that such claims, damages, and/or civil actions are caused by the negligence or willful misconduct of DUKE, DUKE employees, DUKE faculty members, students, and/or agents acting solely within the performance of their respective responsibilities at DUKE.

7.02 DUKE’S Obligation to Assist; Expenses of DUKE. DUKE will give COMPANY reasonable assistance, at COMPANY’s expense, in the defense of any such infringement charge or lawsuit, as may be reasonably required. COMPANY shall reimburse DUKE for such expenses (such expenses to specifically exclude employee salary and related expenses and overhead charges, except for such salary and related employee expenses for employees retained by DUKE specifically to work on the defense of such infringement charge or lawsuit) within [***] of receiving an invoice for the same, and failure to pay each such invoice within such [***] period shall be a default hereunder for which DUKE may seek to terminate this AGREEMENT in accordance with Section 10.04. COMPANY shall conduct and control the defense of any such infringement charge or lawsuit and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that DUKE shall have the right to retain its own separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of DUKE. COMPANY agrees to keep DUKE informed of the progress in the defense and disposition of such claim and to consult with DUKE with regard to any proposed settlement.

Article 8 - INFRINGEMENT OF PATENT RIGHTS BY THIRD PARTIES

8.01 Obligation to Inform of Alleged Infringement. Each party to this AGREEMENT will be obligated to inform the other promptly in writing of any alleged infringement of which it becomes aware and of any available evidence of infringement by a THIRD PARTY of any PATENTS. In addition, COMPANY AFFILIATES and SUBLICENSEES shall be obligated to inform COMPANY promptly in writing of any alleged infringement of which they become aware and of any available evidence of infringement by a THIRD PARTY of any PATENTS, and COMPANY shall promptly convey such information to DUKE.

8.02 Company Options Upon. Knowledge of Alleged Infringement. If during the term of this AGREEMENT, COMPANY becomes aware of any alleged infringement by a THIRD PARTY of any PATENT RIGHTS, COMPANY shall have the right, but not the obligation, to either:

(a) settle the infringement suit by sublicensing the alleged infringer or by other means; or

(b) prosecute at its own expense any infringement of the PATENT RIGHTS. In the event COMPANY prosecutes such infringement of PATENT RIGHTS, COMPANY may, for such purposes, request to use the name of DUKE as party plaintiff. DUKE, at its sole discretion, may agree to become a party plaintiff, and all costs associated therewith shall be borne by COMPANY.

8.03 Company Enforcement Action. In the event that COMPANY undertakes the enforcement and/or defense of the PATENT RIGHTS by litigation, including any declaratory judgment action, the total cost of any such action commenced or defended solely by COMPANY shall be borne by COMPANY. Any recovery of damages by COMPANY as a result of such action shall be applied first [***] and second [***]. If applicable, COMPANY shall receive an amount equal to [***]. Any balance remaining from such recovery shall be distributed between COMPANY and DUKE within [***] following receipt (except as is otherwise mutually agreed upon by the parties) with COMPANY receiving [***] percent ([***]%) and DUKE receiving [***] percent ([***]%).

8.04 DUKE Enforcement Action. In the event COMPANY does not undertake action to prevent the infringing activity within [***] of having been made aware and notified thereof, DUKE shall have the right, but not the obligation, to prosecute at its own expense any such infringements of the PATENT RIGHTS and, in furtherance of such right, DUKE may use the name of COMPANY as a party plaintiff in any such suit without expense to COMPANY. The total cost of any such infringement action commenced or defended solely by DUKE shall be borne by DUKE. Any recovery of damages by DUKE for any infringement shall be applied first [***] and second [***]. Any balance remaining from such recovery shall be distributed between COMPANY and DUKE within [***] following receipt (except as is otherwise mutually agreed upon by the parties) with DUKE receiving [***] percent ([***]%) and COMPANY receiving [***] percent ([***]%).

8.05 Duty to Cooperate. In any infringement suit instituted by either party to enforce the PATENT RIGHTS, the other party hereto shall, at the request and expense of the party initiating such suit, reasonably cooperate in all respects and, to the extent reasonably possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

8.06 Effect of Invalidity of PATENT RIGHTS. Any of the foregoing notwithstanding, if at any time during the term of this AGREEMENT any of the PATENT RIGHTS are held invalid or unenforceable in a decision which is not appealable or is not appealed within the time allowed, COMPANY shall have no further obligations to DUKE with respect to its future use or sale of any LICENSED PRODUCT and/or LICENSED SERVICE covered solely by such PATENT RIGHTS, including the obligation of paying appertaining RUNNING ROYALTIES, SUBLICENSE REVENUE ROYALTIES, and MILESTONE PAYMENTS. For avoidance of doubt, it is understood and agreed that in such event, COMPANY shall not have any damage claim or any claim for refund or reimbursement against DUKE for any amounts previously paid to DUKE under this AGREEMENT, including, but not limited to, the issuance of the DUKE STOCK.

Article 9 - GOVERNMENT CLEARANCE, PUBLICATION, EXPORT

9.01 Company Responsibility for Government Regulatory Approvals. Insofar as such clearance is required, COMPANY, COMPANY AFFILIATES, and SUBLICENSEES shall use their respective reasonable commercial efforts to have their respective LICENSED PRODUCTS and/or LICENSED SERVICES (as the case may be) cleared for marketing by the responsible government agencies requiring such clearance in those countries in which COMPANY, COMPANY AFFILIATES, and/or SUBLICENSEES (as the case may be) intend to sell LICENSED PRODUCTS. To accomplish said clearances at [***] COMPANY, COMPANY AFFILIATES, and/or SUBLICENSEES (as the case may be) shall file or have filed any necessary data with said government agencies as quickly as is commercially reasonable. DUKE shall provide reasonable cooperation to COMPANY in respect of COMPANY’s pursuit of all regulatory approvals to market and sell any LICENSED PRODUCT or LICENSED SERVICE, provided that all such activities (including those of DUKE in this regard) shall be undertaken at the sole expense of COMPANY.

9.02 Publication. The right of publication/public disclosure of the subject matter of the PATENT RIGHTS shall reside in the INVENTORS, faculty, staff, and students of DUKE. Notwithstanding anything else in this AGREEMENT to the contrary, if COMPANY desires to have filed a patent application pursuant to subject matter of the proceeding sentence and COMPANY has not taken over patent prosecution pursuant to Section 6.01(b) hereof, then DUKE shall, subject to reimbursement of PATENT EXPENSES, file such application as requested by COMPANY, provided that such patent application shall fall within the definition of the PA PENT RIGHTS.

9.03 Compliance with Export Control Laws. This AGREEMENT is subject to all of the United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities and technology. It is understood that DUKE is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by COMPANY that COMPANY shall not export data or commodities to certain foreign countries without prior approval of such agency. DUKE neither represents that a license shall not be required nor that, if required, it shall be issued.

Article 10 — DURATION AND TERMINATION.

10.01 Term. This AGREEMENT shall become effective upon the EFFECTIVE DATE, and shall remain in full force and effect until the earlier to occur of (i) a TERMINATION EVENT or (ii) the last to expire or become abandoned of the PATENT RIGHTS.

10.02 Termination by COMPANY. COMPANY may terminate this AGREEMENT by giving DUKE written notice at least three (3) months prior to the effective date of such termination. It is understood that COMPANY shall remain responsible for the timely payment of all amounts due DUKE under this AGREEMENT through the effective date of such termination.

10.03 Termination for Fraud, Willful Misconduct, or Illegal Conduct. Either party may immediately terminate this AGREEMENT upon any judgment or conviction by a court of competent jurisdiction holding that the other party has committed fraud, willful misconduct, or illegal conduct of the other party, in all such cases with respect to the subject matter of this AGREEMENT, upon written notice of same to that other party.

10.04 Termination for Breach. If either party fails to materially fulfill any of its obligations under this AGREEMENT (including, but not limited to, lack of payment due to DUKE by the time set forth in this AGREEMENT) the non-breaching party may terminate this AGREEMENT, upon written notice to the breaching party, as provided below. Such notice must contain a full description of the event or occurrence constituting a material breach of the AGREEMENT. The party receiving notice of the material breach will have the opportunity to cure that breach within thirty (30) days of receipt of notice. If the breach is not cured within that time, the termination will be effective as of the thirty-first (31st) day after receipt of notice. A party’s ability to cure a breach will apply only to the first [***] breaches properly noticed under the terms of this AGREEMENT, regardless of the nature of those breaches. Any subsequent material breach by that party will entitle the other party to terminate this AGREEMENT upon receipt of notice by the breaching party, where such notice must contain a full description of the event or occurrence constituting a material breach of this AGREEMENT.

10.05 Termination Upon Insolvency Events. If during the term of this AGREEMENT, COMPANY shall (a) voluntarily declare or seek protection under bankruptcy or insolvency laws, (b) have an involuntary petition in bankruptcy filed against it, which petition is not dismissed within sixty (60) days following its filing, (c) have its business placed in the hands of a receiver or trustee and the appointment of such receiver or trustee if not dissolved within sixty (60) days, or if (d) COMPANY shall cease to exist as an active business except as a result of a REORGANIZATION EVENT, then this AGREEMENT shall immediately terminate.

10.06 Continuation of Financial Obligations after Termination. Notwithstanding anything to the contrary in this AGREEMENT, neither the expiration nor any termination of this AGREEMENT shall remove any financial obligations to DUKE that COMPANY incurred under this AGREEMENT prior to or as of the effective date of any expiration or termination.

10.07 Effect of Termination on Sublicenses. In the event that this AGREEMENT is terminated, all SUBLICENSES in good standing shall be assigned to and assumed by DUKE. For avoidance of doubt, all SUBLICENSES in existence as of the effective date of any termination that shall be assumed by DUKE pursuant to this Article 10.07 shall be unaffected by such termination other than the assignment and assumption provided for in this Section 10.07. (SUBLICENSEES under SUBLICENSES not assumed by DUKE pursuant to this Article 10.07 hereinafter referred to as “TERMINATED SUBLICENSEES”).

10.08 General Effect of Termination. On or before the effective date of any termination of this AGREEMENT, COMPANY, COMPANY AFFILIATES, and TERMINATED SUBLICENSEES shall cease all uses of the PATENT RIGHTS and KNOW-HOW including the manufacture, use, practice, lease, sale, provision and other commercialization of LICENSED PRODUCTS and LICENSED SERVICES; provided, however, COMPANY, COMPANY AFFILIATES, and TERMINATED SUBLICENSEES may, during such thirty-day period, sell any remaining inventory of LICENSED PRODUCTS (provided that any RUNNING ROYALTIES due DUKE are timely paid and provided that any unsold LICENSED PRODUCTS are destroyed and certified as such within the [***] as set forth in the following sentence ). Further, within [***] of such termination, COMPANY, COMPANY AFFILIATES, and TERMINATED SUBLICENSEES shall destroy LICENSED PRODUCTS under their respective control and shall each provide DUKE with a written statement signed by an authorized representative of each of the COMPANY, COMPANY AFFILIATES, and TERMINATED SUBLICENSEES certifying the destruction, in a safe and legal manner, of all such LICENSED PRODUCTS.

10.09 Return or Destruction of Confidential Information. Within [***] of any termination of this AGREEMENT (unless such termination is a result of the expiration of all PATENT RIGHTS), COMPANY, COMPANY AFFILIATES, and TERMINATED SUBLICENSEES shall return to DUKE or destroy, at COMPANY’s option as directed by DUKE, all information, data, and any relevant materials (including KNOW-HOW and DUKE MATERIALS) provided directly to them via DUKE or DUKE’s agents during the term of this AGREEMENT. As regards any information, data, and/or relevant materials that DUKE so directs COMPANY, COMPANY AFFILIATES, and TERMINATED SUBLICENSEES to destroy, within such [***] period, COMPANY, COMPANY AFFILIATES, and TERMINATED SUBLICENSEES shall each provide DUKE with a written statement signed by an authorized representative of each of the COMPANY, COMPANY AFFILIATES, and TERMINATED SUBLICENSEES certifying the destruction, in a safe and legal manner, of all such information, data, and/or relevant materials.

Article 11 — CONFIDENTIALITY

11.01 Confidentiality Obligation. DUKE and COMPANY each agree to treat any CONFIDENTIAL INFORMATION disclosed to it by the other party under this AGREEMENT with reasonable care and to avoid disclosure of such CONFIDENTIAL INFORMATION to any other PERSON, except AFFILIATES bound by the obligations of confidentiality and restricted use set forth in this Article 11, and either party shall be liable for unauthorized disclosure or failure to exercise such reasonable care. Further, the receiving party will not use the disclosing party’s CONFIDENTIAL INFORMATION other than for the benefit of the parties hereto and in connection with such receiving party’s performance of its obligations under this AGREEMENT. These obligations of non-disclosure and restricted use shall remain in effect for each subject disclosure of CONFIDENTIAL INFORMATION for a period of time of [***] from such disclosure; however, neither party shall have an obligation, with respect to CONFIDENTIAL INFORMATION disclosed to it, or any part thereof, to the extent that such CONFIDENTIAL INFORMATION:

(a) is already known to the receiving party at the time of the disclosure;

(b) becomes publicly known without the wrongful act or breach of this AGREEMENT by the receiving party;

(c) is rightfully received by the receiving party from a THIRD PARTY on a non-confidential basis;

(d) is subsequently and independently developed by employees or agents of the receiving party who had no knowledge of the CONFIDENTIAL INFORMATION, as verified by written records;

(e) is approved for release by prior written authorization of the party disclosing the CONFIDENTIAL INFORMATION;

(f) is required to be disclosed pursuant to applicable securities laws in the reasonable opinion of counsel; or

(g) is disclosed pursuant to any judicial or government request, requirement or order, provided that the party so disclosing has first provided timely notice to the other party in order to provide the other party with an opportunity to contest such request, requirement or order or to seek a protective order and provided that such disclosed CONFIDENTIAL INFORMATION otherwise remains subject to confidentiality and non-use obligations set forth in this Article 11.

If either party discloses CONFIDENTIAL INFORMATION directly to Dr. Laura Niklason, such CONFIDENTIAL INFORMATION shall not be deemed to have been received by the other party.

11.02 Marking of Confidential Information; Reduction to Tangible Medium. DUKE and COMPANY agree that, notwithstanding anything to the contrary in this AGREEMENT, any information to be treated as CONFIDENTIAL INFORMATION under this Article 11 must be disclosed in writing or other tangible medium, dated, and clearly marked “CONFIDENTIAL”. CONFIDENTIAL INFORMATION disclosed orally must be identified as “CONFIDENTIAL” at the time of the oral disclosure and thereafter summarized and reduced to writing or other tangible medium, dated with the date of the oral disclosure, marked “CONFIDENTIAL”, and communicated to the other party within thirty (30) days of such disclosure. For avoidance of doubt, electronic transmissions of CONFIDENTIAL INFORMATION shall be deemed to have been disclosed in a tangible medium.

11.03 Disclosure Parties. Notwithstanding the foregoing, COMPANY shall have the right to use and disclose any CONFIDENTIAL INFORMATION related to the PATENT RIGHTS to investors, prospective investors, employees, consultants and agents with a need to know, collaborators, prospective collaborators and other THIRD PARTIES in the chain of manufacturing and distribution provided that COMPANY obtains from such parties written confidentiality agreements, the provisions of which are at least as restrictive and protective of DUKE’s CONFIDENTIAL INFORMATION as those provided in this Article 11.

11.04 Confidentiality of Prosecution History. Subject to the exceptions set forth in Section 11.01, but not notwithstanding anything else to the contrary in this AGREEMENT, all information relating to filing, prosecution, maintenance, defense, infringement, and the like regarding the PATENT RIGHTS (no matter how disclosed), shall be considered CONFIDENTIAL INFORMATION of DUKE and subject to the obligations of restricted use and non-disclosure set forth in this Article 11.

Article 12 - NOTICES

12.01 It shall be a sufficient giving of any notice, request, report, statement, disclosure or other communication hereunder, if the party giving the same shall

1. hand deliver such communication; or

2. mail such a communication, postage prepaid, first class, certified mail, return receipt requested; or

3. send such communication, shipping prepaid by national/international courier service guaranteeing next-business-day delivery to the party to receive such communication at the address given below or as given in Section 3.07, in the case of payments and/or reports due in accordance with Sections 3.01, 3.06, 4.01, 4.02, 5.01, 5.02, 5.03, 6.02, and 6.03 or such other address as may hereafter be designated by notice in writing by the appertaining party.

DUKE	COMPANY

For delivery via the U.S. Postal Service:

Duke University Office of Licensing & Ventures Attention: Financial Administrator Box 90083 Duke University Durham, NC 27708 USA	Humacyte, Inc. P.O. Box 12016 21 Davis Drive, Suite 140 Research Triangle Park, NC 27709

For delivery via nationally/internationally recognized courier:

Duke University Office of

Licensing & Ventures

Attention: Financial Administrator

3100 Tower Blvd. Suite 1340

Durham, NC 27707 USA

cc:	(if of a legal nature, which such copy shall not constitute notice in the case of COMPANY or DUKE)

Office of University Counsel Duke University 2400 Pratt Street, Suite 4000 Durham, NC 27710 USA	Bradford R. Lenox, Esq. DLA Piper Rudnick Gray Cary US LLP 4700 Six Forks Road, Suite 200 Raleigh, NC 27609

12.02 The date of giving any such notice, request, report, statement, disclosure or other communications, and the date of making any payment hereunder required (provided such payment is received), shall be the actual date of receipt.

Article 13 — TRANSFER OF DUKE MATERIALS AND KNOW-HOW TO COMPANY

13.01 Transfer to COMPANY of DUKE MATERIALS and/or KNOW-HOW of a tangible biological and/or chemical nature (that is, not KNOW-HOW in a written or electronic form) shall be transferred subject to the terms set forth in this Article 13 and elsewhere in this AGREEMENT including those terms set forth in a material transfer agreement as shall be agreed to by the parties and shall not be transferred to COMPANY until after the full execution by appropriate and authorized representatives of the respective parties of an appertaining material transfer record form that expressly identifies all of the subject DUKE MATERIALS and/or KNOW-HOW to be transferred at that point in time.

Article 14 - ASSIGNMENT

14.01 This AGREEMENT shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. However, notwithstanding the foregoing, neither party may assign its rights in this AGREEMENT without approval by the other party, such approval not to be unreasonably withheld or delayed, provided, however, that such consent shall not be required in connection with a REORGANIZATION EVENT if (a) the acquiring entity first provides to DUKE express, written notification that it agrees to undertake, perform and comply with all of the terms and conditions of this AGREEMENT and (b) DUKE receives the REORGANIZATION EVENT ASSIGNMENT FEE (as hereinafter defined), within thirty (30) days of the effective date of such REORGANIZATION EVENT; provided, however, that no REORGANIZATION EVENT ASSIGNMENT FEE will be payable in the case of (1) an assignment to a COMPANY AFFILIATE or (2) a bona fide joint venture where (i) the joint venture requires the transfer of this AGREEMENT to a separate entity; (ii) the counterparty to the joint venture (aa) is a publicly reporting company under the Securities Exchange Act of 1934 with a market capitalization of at least $[***] or (bb) has annual revenues in its most recently completed fiscal year of at least $[***]; and (iii) the composition of the shareholders of the COMPANY immediately prior to such REORGANIZATION EVENT does not materially change as a result of the REORGANIZATION EVENT. In case of a REORGANIZATION EVENT whereby the COMPANY attempts to assign this AGREEMENT or its rights hereunder, DUKE will be entitled to receive US$[***] or such financial equivalent in stock or other financial instrument as DUKE may approve in writing (such approval not to be unreasonably withheld or delayed) (the “REORGANIZATION EVENT ASSIGNMENT FEE”).

Article 15 - INDEMNITY, INSURANCE, REPRESENTATIONS, STATUS

15.01 General Indemnification. DUKE, and its trustees, officers, employees, faculty members, students, and agents (the “INDEMNITEES”) will be indemnified, defended by counsel reasonably acceptable to DUKE, and held harmless by COMPANY and appertaining COMPANY AFFILIATES and/or SUBLICENSEES (as the case may be) from and against any claim, liability, cost, expense, damage, deficiency, loss or obligation, of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) (collectively, “CLAIMS”) based upon, arising out of, or otherwise relating to this AGREEMENT including, but not limited to, (a) any action relating to product liability, and (b) any CLAIM that a LICENSED PRODUCT, and/or LICENSED SERVICE and/or practice of any of the PATENT RIGHTS and/or KNOW-HOW infringes the intellectual property of a THIRD PARTY. However, the foregoing indemnity shall not apply to CLAIMS to the extent that they are (y) caused by the negligence or willful misconduct of DUKE, DUKE employees, DUKE faculty members, students, and/or agents acting solely within the performance of their respective responsibilities at DUKE, and/or (z) acts of God or other events for which COMPANY and appertaining COMPANY AFFILIATES and/or SUBLICENSEES (as the case may be) have no control. The INDEMNITEES agree to provide COMPANY with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this AGREEMENT. The INDEMNITEES shall provide reasonable cooperation to COMPANY in such defense and will permit COMPANY to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any INDEMNITEE shall have the right to retain its own separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such INDEMNITEE. The COMPANY shall not be liable for the fees and expenses of more than one counsel for the INDEMNITEES. COMPANY agrees to keep DUKE informed of the progress in the defense and disposition of such claim and to consult with DUKE with regard to any proposed settlement.

15.02 Insurance. COMPANY, COMPANY AFFILIATES and SUBLICENSEES shall purchase and maintain in effect, at their respective sole expense, with reputable insurance companies, appropriate insurance policies, including, but not limited to a policy of product liability insurance and a policy of general commercial liability insurance, in such amounts as is reasonably sufficient and commercially reasonable to protect against the liabilities imposed pursuant to Section 15.01 above; provided, however, that no product liability insurance shall be required by any PERSON until the first use, sale, or transfer of a LICENSED PRODUCT developed, licensed, or manufactured by such PERSON or a LICENSED SERVICE licensed from or provided by such PERSON with a human patient (the “PRODUCT LIABILITY INSURANCE DEFERRAL”). Further, COMPANY and/or COMPANY AFFILIATES (as the case may be) will require that each SUBLICENSEE, purchase and maintain in effect, at its sole expense, with reputable insurance companies, appropriate insurance policies, including, but not limited to a policy of product liability insurance (subject to the same PRODUCT LIABILITY INSURANCE DEFERRAL) and a policy of general liability insurance, in such amounts as is reasonably sufficient and commercially reasonable to protect against their respective liability as regards Section 15.01 above. DUKE shall have the right to ascertain from time to time that any required coverage under this Section 15.02 exists, such right to be exercised by DUKE in a reasonable manner.

15.03 Representations and Warranties of DUKE. DUKE represents and warrants that, to the best knowledge of OLV,

(a) DUKE has the authority to enter into this AGREEMENT;

(b) DUKE has the authority to grant the PATENT RIGHTS LICENSE and KNOW-HOW LICENSE herein without the consent of any THIRD PARTY;

(c) DUKE owns all right, title, and interest in and to the PATENT RIGHTS; and

(d) the execution, delivery and performance of this AGREEMENT by DUKE do not violate any covenant or agreement to which DUKE is a party or by which it is bound.

In addition, DUKE represents and warrants that it will use its reasonable best efforts to have all DUKE faculty members, employees, and students who are identified as INVENTORS assign to DUKE their respective rights in the appertaining PATENT RIGHTS in accordance with DUKE’s patent policies.

15.04 No Implied Representations or Warranties. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 15.03, DUKE MAKES NO REPRESENTATIONS NOR EXTENDS ANY WARRANTIES OF ANY KIND. IN PARTICULAR, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE USE OF THE PATENT RIGHTS AND/OR KNOW-HOW DOES NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS. IN ADDITION, NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO BE A REPRESENTATION OR WARRANTY BY DUKE OF THE VALIDITY OF ANY OF THE PATENT RIGHTS OR THE ACCURACY, SAFETY, EFFICACY, OR USEFULNESS, FOR ANY PURPOSE, OF THE PATENT RIGHTS OR KNOW-HOW. DUKE SHALL HAVE NO OBLIGATION, EXPRESS OR IMPLIED, TO SUPERVISE, MONITOR, REVIEW OR OTHERWISE ASSUME RESPONSIBILITY FOR THE PRODUCTION, MANUFACTURE, TESTING, MARKETING OR SALE OF ANY LICENSED PRODUCT AND/OR LICENSED SERVICE. (FOR AVOIDANCE OF DOUBT, IT IS UNDERSTOOD AND AGREED THAT ANY SUCH ACTIVITY DESCRIBED IN THE PRECEDING SENTENCE BY, ONE OR MORE OF THE INVENTORS OR ANY OTHER DUKE TRUSTEE, FACULTY MEMBER, EMPLOYEE, STUDENT, AND/OR AGENT SHALL BE DEEMED TO BE OUTSIDE THEIR RESPECTIVE CAPACITY AS A DUKE TRUSTEE, FACULTY MEMBER, EMPLOYEE, STUDENT, AND/OR AGENT, AS THE CASE MAY BE.) FURTHER, DUKE SHALL HAVE NO LIABILITY WHATSOEVER TO COMPANY, COMPANY AFFILIATES, SUBLICENSEES, OR ANY THIRD PARTIES FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON COMPANY OR ANY OTHER PERSON OR ENTITY, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM:

(a) the production, use, practice, offering, lease, or sale of any LICENSED PRODUCT and/or LICENSED SERVICES;

(b) the use of the PATENT RIGHTS, DUKE MATERIALS, and/or KNOW-HOW (the latter to the extent used by or related to the activities of COMPANY, COMPANY AFFILIATES, or SUBLICENSEES); or

(c) any advertising or other promotional activities with respect to any of the foregoing.

15.05 No Agency. Neither party hereto is an agent of the other party for any purpose whatsoever.

Article 16 - USE OF A PARTY’S NAME

16.01 No party will, without the prior written consent of the other party:

(a) use in any publication, advertising, publicity, press release, promotional activity or otherwise, any trade-name, personal name, trademark, trade device, service mark, symbol, image, icon, or any abbreviation, contraction or simulation thereof owned by the other party;

(b) use the name or image of any employee, faculty member, student, or agent of the other party in any publication, publicity, advertising, press release, promotional activity or otherwise; or

(c) represent, either directly or indirectly, that any product or service of the other party is a product or service of the representing party or that it is made in accordance with, or utilizes the information or documents of, the other party.

The restrictions on use of DUKE’s name set forth in this provision shall also be included in all SUBLICENSE AGREEMENTS.

Notwithstanding the foregoing, COMPANY will be permitted to use DUKE’s name and the name of [***] (provided that COMPANY shall first have secured written permission of [***] to use her name) in connection with: (i) COMPANY’s business plan; (ii) in other investor-related documents to the extent required by applicable law; and (iii) information directed to prospective SUBLICENSEES or strategic alliance partners. COMPANY may also state that the LICENSES have been granted to COMPANY by DUKE. DUKE shall not prevent its employees from consenting to use their respective names, so long as such use does not represent to be endorsement by DUKE or an official DUKE position. COMPANY shall not represent that any product or service is endorsed by DUKE.

Article 17 — SEVERANCE AND WAIVER

17.01 Severability. Each clause of this AGREEMENT is a distinct and severable clause and if any clause is deemed illegal, void or unenforceable, the validity, legality or enforceability of any other clause or portion of this AGREEMENT will not be affected thereby.

17.02 No Implied Waiver. No waiver of this AGREEMENT or any of the provisions herein contained is valid unless made in writing and signed by a duly authorized representative of the party waiving. The failure of a party in any instance to insist upon the strict performance of the terms of this AGREEMENT will not be construed to be a waiver or relinquishment of any of the terms of this AGREEMENT, either at the time of the party’s failure to insist upon strict performance or at any time in the future, and such terms will continue in full force and effect.

Article 18 - TITLES

18.01 All titles and article headings contained in this AGREEMENT are inserted only as a matter of convenience and reference. They do not define, limit, extend or describe the scope of this AGREEMENT or the intent of any of its provisions.

Article 19 — SURVIVAL OF TERMS

19.01 The provisions of Articles 1, 3.01(b), (d), (e) (but with respect to 3.01(e), only with respect to the year in which expiration or termination occurs), 3.03, 3.04, 3.05, 3.06, 3.07, 5.01, 5.03 (but only with respect to the year in which expiration or termination occurs), 7, 8 (only to the extent that such infringement occurs during the term of this Agreement), 10, 11, 12, and 15 through 22 shall survive the expiration or termination of this AGREEMENT. Notwithstanding anything in this Agreement, anything that by its nature must survive termination will survive.

Article 20 — GOVERNING LAW

20.01 This AGREEMENT shall be construed as having been entered into in the State of North Carolina and shall be interpreted in accordance with and its performance governed by the laws of the State of North Carolina, without regard to any choice-of-law or conflict-of-law provision that would dictate the application of the law of another jurisdiction. Notwithstanding the foregoing, questions affecting the construction and effect of any patent in PATENT RIGHTS shall be determined by the law of the country in which the patent was granted.

Article 21 - ENTIRE UNDERSTANDING

21.01 This AGREEMENT and this AGREEMENT’s recitals and all Appendices and Exhibits (all of which are incorporated herein by reference), represent the entire understanding between the parties, and supersede all other agreements, express or implied, between the parties concerning the subject matter hereof. This AGREEMENT shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

Article 22 — FORCE MAJEURE

22.01 Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation failure to perform by counterparties, fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this AGREEMENT with reasonable dispatch whenever such causes are removed.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT on the dates set forth below.

DUKE UNIVERSITY		HUMACYTE, INC.

By:	/s/ Rose Ritts	By:	/s/ Juliana Blum
	Rose Ritts, Ph.D		Juliana Blum
	Executive Director		Vice President
Office of Licensing and Ventures

Date:	3/22/06	Date:	3/10/06

[Signature Page to Exclusive Patent License Agreeinent between Duke University and Humacyte, Inc]

APPENDICES

APPENDIX A— SAMPLE MATERIAL TRANSFER AGREEMENT

APPENDIX B— DUE DILIGENCE SCHEDULE

APPENDIX C— ROYALTY REPORT FORM (SAMPLE)

APPENDIX D—FORM OF RESTRICTED STOCK PURCHASE AGREEMENT

[Appendix List]

APPENDIX A

SAMPLE MATERIAL TRANSFER AGREEMENT

[***]

A-1

APPENDIX B

DUE DILIGENCE SCHEDULE

[***]

B-1

APPENDIX C

ROYALTY REPORT FORM (SAMPLE)

[***]

C-1

APPENDIX D

FORM OF RESTRICTED STOCK PURCHASE AGREEMENT

D-1